UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 29, 2003

LEFT RIGHT MARKETING TECHNOLOGY, INC.

(Exact name of registrant as specified in charter)

(formerly Global Gaming Technology, Inc.)

Delaware	02-0314487
(State of other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

6600 Amelia Earhart Court
Las Vegas, NV	89119
(Address of Principal Executive Office)	(Zip Code)

(702) 260-9305

(Registrant's Executive Office Telephone Number)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

The Registrant has appointed CFO Advantage, Inc., as the Registrant's independent accountants for the year ending December 31, 2003. This is a change in accountants recommended by the Registrant's Executive Management and approved by Registrant's Board of Directors. CFO Advantage, Inc. was engaged by the Registrant on October 29, 2003. During the most recent two fiscal years and during the portion of 2003 preceding the Board's decision, neither the Company nor anyone engaged on its behalf has consulted with CFO Advantage, Inc. regarding: (i) either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Beckstead and Watts, LLP. did not perform an audit of the Registrant's financial statements nor perform any audit related functions from the time they were engaged (October 1, 2003) through the date of their replacement (October 29, 2003). Therefore, there were no disagreements between the Registrant and Beckstead and Watts, LLP. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

The change in accountants does not result from any dissatisfaction with the quality of professional services rendered by Beckstead and Watts, LLP., as the independent accountants of Registrant.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

16* Letter of Beckstead and Watts, LLP. regarding the change in certifying accountant.

______

*Filed herewith

ITEM 8. CHANGE IN FISCAL YEAR

On October 29, 2003, the Registrant changed its fiscal year end from 6/30 to 12/31. The basis for the year-end change was to harmonize the release of the Registrant's quarterly and annual financial statements and operating results with the release of similar information by the majority of the companies in its industry. This is intended to facilitate the comparison of the Registrant's financial and operating performance to other companies in its peer group.

The Registrant's transition period will be filed on Form 10-KSB on or before March 31, 2004 and will contain audited financial statements for the year ended December 31, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                LEFT RIGHT MARKETING TECHNOLOGY, INC.

                                                                                By:/s/ Richard M. "Mick" Hall

                                                                                      Richard M. "Mick" Hall, CEO/President

Date: October 30, 2003